EXHIBIT 24

                            POWER OF ATTORNEY

     Each of the undersigned directors and officers of Quixote Corporation, hereby severally, constitutes and appoints Philip E. Rollhaus, Jr., Leslie J. Jezuit, and Daniel P. Gorey, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to execute a registration statement on Form S-8 relating to the common stock of Quixote Corporation, and any and all amendments (including any post-effective amendments) to such registration statement, and to file with the same all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

      Signature                         Title                     Date
-----------------------        -----------------------      -----------------

/s/ Philip E. Rollhaus, Jr.    Chairman and Chief           June 21, 1999
  ------------------------     Executive Officer,
  Philip E. Rollhaus, Jr.      Director (Principal
                               Executive Officer)


/s/ Leslie J. Jezuit           President and Chief          June 21, 1999
------------------------       Operating Officer,
Leslie J. Jezuit               Director


/s/Daniel P. Gorey             Vice President, Finance      June 21, 1999
------------------------       and Treasurer (Principal
Daniel P. Gorey                Financial and Accounting
                               Officer)

/s/ James H. DeVries           Director                     June 21, 1999
------------------------
James H. DeVries


/s/ William G. Fowler          Director                     June 21, 1999
------------------------
William G. Fowler


/s/ Lawrence C. McQuade        Director                     June 21, 1999
------------------------
Lawrence C. McQuade


/s/ Robert D. van Roijen, Jr.  Director                     June 21, 1999
----------------------------
Robert D. van Roijen, Jr.